UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

THERALINK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15000 W. 6th Ave., #400

Golden, CO 80401

(Address of principal executive offices)

(888) 585-4923

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On each of January 27 and January 31, 2022, Theralink Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with two investors (the “Investors”) pursuant to which the Investors agreed to purchase convertible notes ( “Notes”) and accompanying warrants (“Warrants”) for an aggregate investment amount of $1,000,000.00. The SPA contains customary representations, warranties, and covenants of the Company and Investors as detailed therein.

The Notes have an aggregate face value of $1,000,000 and each Note bears interest at a rate of 8% per annum (which shall increase to 10% per year upon the occurrence of an “Event of Default” (as defined in the Notes)) and shall mature on November 1, 2026 (the “Maturity Date”). The Notes are convertible into shares of the Company’s common stock at a conversion price equal to $0.00366 per share for any amount of principal and accrued interest remaining outstanding (subject to adjustment as provided therein). The Company may prepay the Notes at any time in an amount equal to 110% of the outstanding principal balance and accrued interest.

In connection with each Note, the Investors were issued two Warrants. The first Warrant (the “A Warrant”) is to purchase an amount of common stock equal to 20% of the shares of common stock issuable upon conversion of the Notes at an exercise price of $0.00366 per share (subject to adjustment as provided therein) until November 1, 2026, and is exercisable for cash at any time. The second Warrant (the “B Warrant”) is to purchase an amount of common stock equal to 80% of the shares of common stock issuable upon conversion of the Notes at an exercise price of $0.00366 per share (subject to adjustment as provided therein) until November 1, 2026, and is exercisable for cash at any time or, if there is no effective registration statement registering the resale of the shares of common stock underlying the B Warrant, then the B Warrant will be exercisable on a cashless basis.

The issuance of the B Warrants to the Investors triggered the issuance of B Warrants to the purchasers of the first $2,000,000 of the Notes who entered into SPAs in November 2021. Therefore, the Company issued to those purchasers B Warrants to purchase an amount of common stock equal to 80% of the shares of common stock issuable upon conversion of their Notes.

Pursuant to an engagement letter (the “Engagement Letter”), dated as of December 15, 2021, as amended, by and between the Company and Carter, Terry & Company (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s exclusive placement agent in connection with the private placement of the Notes. Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee of 4% of the gross proceeds raised by the Company in the private placement and to issue to the Placement Agent warrants in the same form as Warrant 2 in an amount equal to 6% of the gross proceeds raised in the private placement The Engagement Letter also contains customary indemnification provisions.

Neither the Warrants referenced above nor the Notes are exercisable until the Financial Industry Regulatory Authority, Inc. (“FINRA”) approves the Company’s corporate action filing related to its name change. The B Warrants are not exercisable until the effectiveness of the amendment to our articles of incorporation to increase the Company’s authorized common stock.

The foregoing description of the SPA, the Notes, Warrant 1, Warrant 2 and the Engagement Letter does not purport to be complete, and is qualified in its entirety by reference to Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2 hereto, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information concerning the Company’s issuance of the Notes as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02	Unregistered Sales of Equity Securities

Information concerning the Company’s issuance of the Notes, Warrants 1 and Warrants 2 as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The Notes, Warrants and the shares issuable upon the conversion of the Notes or the exercise of the Warrants are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder. In connection with each Investor’s execution of the SPA, each Investor represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by it are being acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2021)
4.2	Form of Common Stock Purchase Warrant 1 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2021)
4.3	Form of Common Stock Purchase Warrant 2
10.1	Form of Securities Purchase Agreement
10.2	Engagement Letter, by and between Carter, Terry & Company and Theralink Technologies, Inc., dated December 15, 2021, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERALINK TECHNOLOGIES, INC.

By:	/s/ Thomas Chilcott
Name:	Thomas Chilcott
Title:	Chief Financial Officer

Date: February 3, 2022